Exhibit 99.2

T R MILLER CO., INC.

BALANCE SHEET

MARCH 31, 2023

ASSETS
Current Assets
Cash	$2,432,941
Accounts Receivable, Net	1,373,822
Deposits	6,940
Due from Stockholders, Current	350,000
Inventory	232,273
Note Receivable, Current	3,241
Prepaid Corporate Taxes	135,126
Prepaid Expenses	8,909
Total Current Assets	4,543,252

Property and Equipment, net:	145,671

Other Assets:
Due from Stockholders, Net of Current Portion	702,781
Note Receivable, Net of Current Portion	69,718
772,499
Total Assets	$5,461,422

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts Payable and Accrued Expenses	$301,988
Accrued Payroll and Related	165,279
Due to Stockholder	37,805
Unearned Revenue	218,622
Sales Tax Payable	37,886
Total Current Liabilities	761,580
Total Liabilities	761,580

Stockholders’ Equity
Common Stock, No Par Value, 12,500 Shares Authorized, 4,000 Shares Issued and Outstanding	8,830
Retained Earnings	4,691,012
Total Stockholders’ Equity	4,699,012
Total Liabilities & Stockholders’ Equity	$5,461,422

T R MILLER CO., INC.

STATEMENT OF OPERATIONS AND RETAINED EARNINGS

NINE MONTHS ENDED MARCH 31, 2023

SALES	$10,967,501

COST OF SALES	7,706,929

GROSS PROFIT	3,260,572

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,279,672

LOSS FROM OPERATIONS	(19,100)

OTHER INCOME
Other Income (Expense)	3,246
Interest Income (Expense), Net	27,138
30,384

NET EARNINGS	$11,284

RETAINED EARNINGS, BEGINNING	$4,679,728
RETAINED EARNINGS, ENDING	$4,691,012